                                                                    EXHIBIT 4.3



                                SECOND AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


                  THIS SECOND AMENDMENT dated as of November {22}, 2000 (this "Amendment") to the Amended and Restated Loan and Security Agreement, dated as of July 10, 2000 (as amended before the date hereof, the "Loan Agreement"; capitalized terms defined therein shall have the same meanings when used herein unless otherwise defined herein), among each of the direct and indirect Subsidiaries of Grant Prideco, Inc. ("GPI") specified on Schedule 1 thereto (the "Borrowers"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Transamerica Business Credit Corporation, as agent for the U.S. Lenders (the "Agent"), and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders (together with the Agent, the "Agents").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Loan Agreement;

                  WHEREAS, GPI proposes to issue unsecured notes (the "GPI Notes"), which are more fully described in the Preliminary Offering Memorandum dated November 7, 2000 (the "Preliminary Offering Memorandum"), in an aggregate principal amount not to exceed US$225,000,000 and to apply US$100,000,000 of the proceeds thereof to prepay GPI's obligations to Weatherford International, Inc. under the Subordinated Note as well as outstanding borrowings under the Loan Agreement;

                  WHEREAS, various Subsidiaries of GPI propose to guaranty the obligations of GPI under the GPI Notes; and

                  WHEREAS, the Borrowers have requested that the Agents and the Lenders agree to amend the Loan Agreement to permit the issuance of the GPI Notes and the guaranty thereof by certain Subsidiaries of GPI.

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agents agree as follows:

                  SECTION {1.} AMENDMENTS TO THE LOAN AGREEMENT.
Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, the Loan Agreement is amended as follows:

                           {(a)}  Article I is amended by:



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                                 {(i)} inserting the following new definitions
in their proper alphabetical order:


                                        "`GPI Indenture' means the Indenture,
                  that shall contain terms and conditions substantially similar to the Description of Notes contained within the Preliminary Offering Memorandum {of GPI, dated November 7, 2000}, among GPI, each of the Guarantors (other than GPI) and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

                                         `GPI Note Debt' means the Indebtedness
                  incurred by GPI under the GPI Indenture on or before December 15, 2000 in an aggregate principal amount not to exceed {$225,000,000}, as evidenced by the GPI Notes.

                                         `GPI Notes' means the unsecured notes
                  issued by GPI under the GPI Indenture maturing on November 15, 2007 and accruing interest at a rate not to exceed 11% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, as amended, supplemented or otherwise modified from time to time.

                                         `Indenture Trustee' means United States
                  Trust Company of New York or any successor thereto.";

                                {(ii)} amending and restating the definition of
                  "Permitted Intercompany Debt" as follows:

                                        "`Permitted Intercompany Debt' means
                  loans, advances, intercompany accounts, transfers of goods, services, or intellectual property, and Investments (including, but not limited to, loans made pursuant to GPI's cash management system for collections of accounts receivable or disbursements to trade creditors) by any {of the} Loan {Parties} or any of their respective Subsidiaries in, with or to any {of the} other Loan {Parties} or any of their respective Subsidiaries, provided that (i) each such lender and borrower is Solvent after giving effect thereto, and (ii) each such lender and borrower has received reasonably equivalent value and fair consideration in exchange for the transfers made and obligations incurred by it in connection therewith, and provided, further, that, in the case of an intercompany loan made by or to a party other than a Loan Party, (A) no Event of Default under Section 9.1(a) shall have occurred and be continuing, (B) the Obligations shall not have been declared or shall not have otherwise


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                  become immediately due and payable under Section 9.2(a) and
                  (C) the proceeds of such loan shall have been used solely for the purpose of funding, directly or indirectly, scheduled principal (subject to Section 7.2(p)) and interest payments under the GPI Notes."; and

                               {(iii)} amending the definition of "Material
Indebtedness" by inserting at the end of the parenthetical "(other than the Loans)" the following: "and including, without limitation, the GPI Note Debt".

                           {(b)}  Section 2.4 is amended by adding the following
at the end thereof:

                                        "(f) {With respect to} any sale,
                  transfer or other disposition of Property or Equipment permitted under Section 7.2(e)(i), the applicable Borrower shall, within ninety-two days after such sale, transfer or other disposition, pay to the Agent for application to the U.S. Loans or the Cdn. Loans, as applicable, the proceeds thereof received by such Borrower less the amount of such proceeds used by such Borrower to purchase replacement real property or Equipment within {the} ninety day period {following such sale, transfer or other disposition}, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the proceeds of any sale, transfer or other disposition of real property (as permitted under Section 7.2(e)(i)) may be applied as permitted under Section 7.2(p)(i)(D)."

                           {(c)}  Section 7.2(a) of the Loan Agreement is
amended by (i) deleting "and" at the end of clause (v), (ii) deleting the comma at the end of clause (vi) and inserting "; and" in lieu thereof and (iii) adding the following at the end thereof:

                                        "(vii) the GPI Note Debt so long as the
                  Subordinated Note and all accrued and unpaid interest thereon is prepaid in full upon the date issuance of the GPI Notes."

                           {(d)}  Section 7.2(j) is amended by (i) inserting
"(x)" after "except that," and (ii) adding at the end thereof the following:
"and (y) so long as no Event of Default under Section 9.1(a) shall have occurred and be continuing and the Obligations shall have not been declared, or have otherwise become, immediately due and payable under Section 9.2(a), any Borrower or Designated Affiliate may declare or pay dividends or otherwise effect distributions on account of its Capital Stock


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for the sole purpose of funding, directly or indirectly, scheduled principal
(subject to Section 7.2(p)) and interest payments under the GPI Notes."

                           {(e)}  Section 7.2(p) is amended by (i) inserting in
clause (i)(B) after "Permitted Refinancing Indebtedness" the following ", the GPI Notes", (ii) deleting at the end of clause (i)(B) "and" and (iii) inserting at the end of clause (i)(C) the following: "and (D) the prepayment (or repurchase) by GPI of the GPI Notes solely with the proceeds of the sale of real property to the extent such sales are permitted under Section 7.2(e)(i),".

                           {(f)}  Section 9.1(h) is amended by deleting "; or"
at the end thereof and {inserting} the following in lieu thereof:

                                        "or (iii) a majority of the members of
                  the board of directors of GPI does not consist of either (A) the members of such board of directors as of the Closing Date or (B) members who were (1) nominated for election or elected to the board of directors of GPI with the approval of a majority of members who, at the time of such nomination or election, satisfied the requirements of clause (A) or (2) subsequent to the Closing Date, nominated and elected with the approval of the directors described in clause (A) or their successors nominated in accordance with this clause (B)".

                  SECTION {2.} CONDITIONS TO EFFECTIVENESS. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied, in the Agent's sole determination, on or before November {22}, 2000:

                           {(a)}  The Agent shall have received the following:

                                 {(i)} a counterpart of this Amendment, duly
executed by each Borrower and acknowledged by each Guarantor;

                                {(ii)} a certificate of a Responsible Officer of
the Administrative Borrower certifying that (A) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (and subject to the delivery to the Agent of updated schedules to the Loan Agreement as provided in
Section 6.3 thereof) on and as of the date of such certificate as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they are true and correct as of such earlier date,
(B) no Default or Event of Default has occurred and is continuing


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{and (C) attached thereto is a true and correct copy of the Preliminary Offering
Memorandum; and

                                (iii)} such other agreements, instruments,
documents and evidence as the Agent deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby; and

                           {(b)}  the Borrowers shall have reimbursed the Agent
for all fees, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Agent in connection with the preparation, negotiation, approval, execution and delivery of this Amendment.

                  SECTION {3.} REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby confirms that each of the representations and warranties in
Section 6.1 of the Loan Agreement is (and will be after giving effect to this Amendment and the transactions contemplated by this Amendment) true and correct in all material respects on and as of the date hereof except to the extent such representation or warranty specifically relates to an earlier date, in which case it was true and correct in all material respects on and as of such earlier date.


                  SECTION 4. COVENANT. {The Administrative Borrower} hereby agrees that it shall deliver to the Agent on or prior to December 15, 2000, a true and correct copy of the GPI Indenture {(as defined in Section 1 hereof)}, certified by the Secretary or an Assistant Secretary of the Administrative Borrower.

                  SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                           {(a)}  On and after the date hereof, each reference
in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                           {(b)}  Except as specifically amended above, the Loan
Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                           {(c)}  The execution, delivery and effectiveness of
this Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Agent or any Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any


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provision of any of the Loan Documents.

                           {(d)}  This Amendment shall constitute a Loan
Document.

                  SECTION 6. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original, manual counterpart.

                  SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions other than section 5-1401 of the New York General Obligations
Law) and decisions of the State of New York.






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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed by its (or its general partner's or managing member's) proper and duly authorized officer as of the date first set forth above.


                                    U.S. BORROWERS
                                    --------------
                                    GRANT PRIDECO, LP

                                    By:  Grant Prideco Holding, LLC,
                                         its general partner


                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Vice President

                                    XL SYSTEMS, LP



                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Vice President

                                    TEXAS ARAI, INC.



                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Vice President

                                    TUBE-ALLOY CORPORATION



                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Vice President

                                    STAR OPERATING COMPANY



                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Vice President



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                                    CDN. BORROWER
                                    -------------
                                    GRANT PRIDECO CANADA LTD.



                                    By: /s/ Philip A. Choyce
                                       -----------------------------------------
                                       Philip A. Choyce
                                       Secretary

                                    U.S. LENDERS
                                    ------------
                                    TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    BANK OF AMERICA, N.A.



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    FLEET CAPITAL CORPORATION



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:




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                                    CDN. LENDER
                                    -----------
                                    TRANSAMERICA COMMERCIAL FINANCE
                                      CORPORATION, CANADA

                                    By: Transamerica Business Credit
                                    Corporation, as Attorney-in-Fact



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    AGENT
                                    -----
                                    TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    CDN. AGENT
                                    ----------
                                    TRANSAMERICA COMMERCIAL FINANCE
                                      CORPORATION, CANADA

                                    By: Transamerica Business Credit
                                    Corporation, as Attorney-in-Fact



                                    By: /s/ Authorized Signatory
                                       -----------------------------------------
                                       Name:
                                       Title:





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ACKNOWLEDGED AND AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:


GRANT PRIDECO, INC.



By: /s/ Philip A. Choyce
   -----------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO USA, LLC



By: /s/ Authorized Signatory
   -----------------------------------------
   Name:
   Title:


XL SYSTEMS INTERNATIONAL, INC.



By: /s/ Authorized Signatory
   -----------------------------------------
   Philip A. Choyce
   Vice President


TA INDUSTRIES, INC.



By: /s/ Authorized Signatory
   -----------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO HOLDING, LLC



By: /s/ Authorized Signatory
   -----------------------------------------
   Philip A. Choyce
   Vice President



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GP EXPATRIATE SERVICES, INC.



By:   /s/ Philip A. Choyce
   -----------------------------------------
   Name:  Philip A. Choyce
   Title: Vice President









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